EXHIBIT 5.1

March 7, 2006

American Honda Receivables Corp.

20800 Madrona Ave.

Torrance, California 90503

Re:

American Honda Receivables Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to American Honda Receivables Corp. (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts (each, a “Trust”) in one or more series (each, a “Series”) of Asset Backed Certificates (the “Certificates”) and Asset Backed Notes (the “Notes,” and, together with the Certificates, the “Securities”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a sale and servicing agreement, pooling and servicing agreement and/or indenture and an administration agreement (each, an “Agreement”) among the Company, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, each to be identified in the prospectus supplement for such Series of Securities.

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, the base prospectus (the “Prospectus”) and each form of prospectus supplement (collectively, the “Prospectus Supplements”) included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.  We note that the Registration Statement provides that a Trust may be organized as a statutory trust under the laws of the State of Delaware, and that the form of amended and restated trust agreement (the “Trust Agreement”) included as exhibit 4.1 provides that it shall be governed by the laws of such State.  Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware statutory trust pursuant to such Trust Agreement.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the issuance, execution and delivery of each Series of Notes has been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the applicable Trust thereof, enforceable in accordance with their respective terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

2. When the issuance, execution and delivery of each Series of Certificates has been authorized by all necessary corporate action of the Company in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the Owner Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and the related Prospectus Supplements which form a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ McKee Nelson LLP

McKee Nelson LLP